Exhibit 99.1
[GRAPHIC OMITTED]

                             WESTPOINT STEVENS INC.


                                                                NEWS RELEASE


Contact: Morgan M. Schuessler
         Executive Vice President/Finance
         and Chief Financial Officer
         (706) 645-4230


FOR IMMEDIATE RELEASE

                         WESTPOINT STEVENS INC. REPORTS
                 1999 THIRD QUARTER DILUTED NET INCOME PER SHARE
                         INCREASED 18% TO $.67 PER SHARE


WEST POINT, GA, October 14, 1999 -- WestPoint Stevens Inc. (Nasdaq/NM:WPSN; effective 10/15/99, new NYSE Symbol: WXS) (www.westpointstevens.com) today reported results for the third quarter and nine months ended September 30, 1999.

The Company's net sales for the third quarter of 1999 set a new quarterly sales record for WestPoint Stevens of $503.1 million and increased $29.9 million, or 6.3%, compared with net sales of $473.2 million for the third quarter of 1998. Excluding the sales of Liebhardt Mills, which was acquired during the fourth quarter of 1998, net sales increased approximately 3.5%. Net income for the third quarter of 1999 increased to $38.1 million, or $.67 per share diluted (an 18% earnings per share increase), compared with net income of $34.1 million, or $.57 per share diluted, for the third quarter of 1998. Operating earnings for the third quarter of 1999 were $86.5 million, or 17.2% of sales, compared with operating earnings of $79.3 million, or 16.8% of sales, for the same period of 1998.

Net sales and net income in the current quarter were negatively impacted by weather related disruptions associated with Hurricane Floyd. Two of the North Carolina facilities were closed approximately two days due to loss of electrical power and employee safety considerations, but fortunately the facilities did not suffer any significant physical damage. Customer shipments following the storm were also impaired by the difficulty shippers encountered in reaching one of the distribution centers due to highway closures. September weather related disruptions negatively impacted third quarter sales by approximately $3 million, net income by approximately $0.7 million and earnings per share by approximately $.01.


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
Net sales for the first nine months of 1999 increased $89.2 million, or 6.8%, to $1,398.1 million compared with net sales of $1,308.9 million for the first nine months of 1998. Net income for the first nine months of 1999 increased to $73.3 million, or $1.28 per share diluted (a 25% earnings per share increase), compared with net income (before extraordinary item) of $61.6 million, or $1.02 per share diluted, for the first nine months of 1998. During the second quarter of last year, the Company recorded an extraordinary charge related to the early extinguishment of debt. Net income for the first nine months of 1998 after the extraordinary charge was $11 million. Operating earnings for the first nine months of 1999 were $192.2 million, or 13.7% of sales, compared with operating earnings of $176.3 million, or 13.5% of sales, for the same period of 1998.

Holcombe T. Green, Jr., Chairman and Chief Executive Officer, said "we are very pleased with WestPoint Stevens' strong performance as shown by the 25% increase in earnings per share for the year to date."

WestPoint Stevens Inc. is a home fashions consumer products marketing company, with a comprehensive line of Company-owned and licensed brands for the bedroom and bathroom. The Company is vertically integrated, and is the nation's leading manufacturer and marketer of bed linens, towels, comforters, and other accessories that are sold in retail outlets throughout the world. WestPoint Stevens' home fashions consumer products are marketed under the well-known brand names of GRAND PATRICIAN, MARTEX, UTICA, STEVENS, LADY PEPPERELL and VELLUX, and under licensed brands including RALPH LAUREN HOME COLLECTION, SANDERSON, STAR WARS, ESPRIT, JOE BOXER and SERTA PERFECT SLEEPER.


                                 -table follows-



                ------------------------------------------------
                This press release contains statements which are forward looking statements within the meaning of applicable federal securities laws and are based upon the Company's current expectations and assumptions which are subject to a number of risks and uncertainties which could cause actual results to materially differ from those anticipated. Primary factors that could cause actual results to differ are discussed in the Company's Form 10-K for the year ended December 31, 1998.
                ------------------------------------------------


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
                             WESTPOINT STEVENS INC.

                       SELECTED FINANCIAL DATA (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                       THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                           SEPTEMBER 30,                        SEPTEMBER 30,
                                                    ----------------------                ------------------------
                                                    1999               1998               1999               1998
                                                  --------           ---------          ---------          ---------
Net sales...................................       $503.1              $473.2           $1,398.1           $1,308.9

Operating earnings..........................        $86.5               $79.3             $192.2             $176.3


Income before extraordinary item............        $38.1               $34.1              $73.3              $61.6
Extraordinary item - loss on early
       extinguishment of debt...............            -                   -                  -              (50.6)
                                                   ------              ------            -------             ------
Net income..................................        $38.1               $34.1              $73.3              $11.0



Basic net income (loss) per common share:
       Income before extraordinary item.....        $ .69               $ .59              $1.32              $1.06
       Extraordinary item - loss on early
              extinguishment of debt........            -                   -                  -               (.87)
                                                   ------              ------            -------             ------
       Net income per common share..........        $ .69               $ .59              $1.32              $ .19

Diluted net income (loss) per common share:
       Income before extraordinary item.....        $ .67               $ .57              $1.28              $1.02
       Extraordinary item - loss on early
              extinguishment of debt........            -                   -                  -               (.84)
                                                   ------              ------            -------             ------
       Net income per common share..........        $ .67               $ .57              $1.28              $ .18


Basic average common shares outstanding.....         55.1                57.4               55.6               58.2
       Dilutive effect of stock options and
              stock bonus plan..............          1.5                 2.3                1.7                2.2
                                                   ------              ------            -------             ------
Diluted average common shares outstanding...         56.6                59.7               57.3               60.4



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
                                October 14, 1999




      To Our Stockholders:


      Today we reported the results of WestPoint Stevens Inc. for the third quarter and nine months ended September 30, 1999.

      The Company's net sales for the third quarter of 1999 set a new quarterly sales record for WestPoint Stevens of $503.1 million and increased $29.9 million, or 6.3%, compared with net sales of $473.2 million for the third quarter of 1998. Excluding the sales of Liebhardt Mills, which was acquired during the fourth quarter of 1998, net sales increased approximately 3.5%. Net income for the third quarter of 1999 increased to $38.1 million, or $.67 per share diluted (an 18% earnings per share increase), compared with net income of $34.1 million, or $.57 per share diluted, for the third quarter of 1998. Operating earnings for the third quarter of 1999 were $86.5 million, or 17.2% of sales, compared with operating earnings of $79.3 million, or 16.8% of sales, for the same period of 1998.

      Net sales and net income in the current quarter were negatively impacted by weather related disruptions associated with Hurricane Floyd. Two of our North Carolina facilities were closed approximately two days due to loss of electrical power and employee safety considerations, but fortunately the facilities did not suffer any significant physical damage. Customer shipments following the storm were also impaired by the difficulty shippers encountered in reaching one of our distribution centers due to highway closures. September weather related disruptions negatively impacted third quarter sales by approximately $3 million, net income by approximately $0.7 million and earnings per share by approximately $.01.

      Net sales for the first nine months of 1999 increased $89.2 million, or 6.8%, to $1,398.1 million compared with net sales of $1,308.9 million for the first nine months of 1998. Net income for the first nine months of 1999 increased to $73.3 million, or $1.28 per share diluted (a 25% earnings per share increase), compared with net income (before extraordinary item) of $61.6 million, or $1.02 per share diluted, for the first nine months of 1998. During the second quarter of last year, the Company recorded an extraordinary charge related to the early extinguishment of debt. Net income for the first nine months of 1998 after the extraordinary charge was $11 million. Operating earnings for the first nine months of 1999 were $192.2 million, or 13.7% of sales, compared with operating earnings of $176.3 million, or 13.5% of sales, for the same period of 1998.


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
As of September 30, 1999, the Company had purchased approximately 3.4 million shares during 1999 under its various stock repurchase programs, at an average price of $26.46 per share. In September 1999, the Board of Directors approved the purchase of up to four million additional shares of the Company's common stock, subject to the Company's debt limitations, which brings the total shares that have been approved for purchase to twenty-three million shares. At September 30, 1999, approximately 5.5 million shares remained to be purchased under these programs representing approximately 10.2% of the outstanding stock.

Attached to this letter are selected condensed consolidated financial statements of the Company at September 30, 1999 with comparisons to 1998. We also encourage you to visit the Company's web site at www.westpointstevens.com for additional information about the Company.

On October 1, 1999, WestPoint Stevens announced that the Company had applied for listing of its common stock on the New York Stock Exchange (NYSE). By listing on the New York Stock Exchange, WestPoint Stevens will increase its global visibility and broaden its investor base.

We are very pleased with WestPoint Stevens' strong performance as shown by the 25% increase in earnings per share for the year to date. Listing our common stock on the New York Stock Exchange should further enhance shareholder value.



Very truly yours,


Holcombe T. Green, Jr.
Chairman of the Board and
Chief Executive Officer


      --------------------------------------------------------------------
      This letter contains statements which are forward looking statements within the meaning of applicable federal securities laws and are based upon the Company's current expectations and assumptions which are subject to a number of risks and uncertainties which could cause actual results to materially differ from those anticipated. Primary factors that could cause actual results to differ are discussed in the Company's Form 10-K for the year ended December 31, 1998.
      --------------------------------------------------------------------


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
                             WESTPOINT STEVENS INC.

             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                               THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                           SEPTEMBER 30,
                                                                  -------------                           -------------
                                                             1999                1998               1999                1998
                                                          ---------           ---------          ----------          ----------
Net sales............................................      $503,065            $473,231          $1,398,102          $1,308,918
Cost of goods sold...................................       359,303             338,783           1,022,579             961,677
                                                            -------             -------           ---------          ----------
      Gross earnings.................................       143,762             134,448             375,523             347,241
Selling, general and administrative expenses.........        57,192              55,135             183,284             170,952
                                                           --------            --------          ----------          ----------
      Operating earnings.............................        86,570              79,313             192,239             176,289
Interest expense.....................................        26,268              25,840              75,662              79,079
Other expense, net...................................           659                 155               1,834                 887
                                                           --------            --------          ----------          ----------
      Income before income tax expense and
            extraordinary item.......................        59,643              53,318             114,743              96,323
Income tax expense...................................        21,500              19,225              41,400              34,750
                                                           --------            --------          ----------          ----------
     Income before extraordinary item................        38,143              34,093              73,343              61,573
Extraordinary item - loss on early extinguishment
            of debt (net of tax benefit of $28,474)..             -                   -                   -             (50,621)
                                                           --------            --------          ----------          ----------
      Net income.....................................     $  38,143           $  34,093         $    73,343         $    10,952
                                                           ========            ========          ==========          ==========


Basic net income (loss) per common share:
      Income before extraordinary item...............         $ .69               $ .59               $1.32               $1.06
      Extraordinary item - loss on early
            extinguishment of debt...................             -                   -                   -                (.87)
                                                             ------              ------              ------              ------
      Net income per common share....................         $ .69               $ .59               $1.32               $ .19
                                                             ======              ======              ======              ======

Diluted net income (loss) per common share:
      Income before extraordinary item...............         $ .67               $ .57               $1.28               $1.02
      Extraordinary item - loss on early
            extinguishment of debt...................             -                   -                   -                (.84)
                                                             ------              ------              ------              ------
      Net income per common share....................         $ .67               $ .57               $1.28               $ .18
                                                             ======              ======              ======              ======

Basic average common shares outstanding..............        55,134              57,356              55,569              58,160
      Dilutive effect of stock options and
            stock bonus plan.........................         1,460               2,299               1,689               2,248
                                                             ------              ------              ------              ------
Diluted average common shares outstanding............        56,594              59,655              57,258              60,408
                                                             ======              ======              ======              ======


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
                             WESTPOINT STEVENS INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                      SEPTEMBER 30,                  DECEMBER 31,              SEPTEMBER 30,
                                                          1999                          1998                       1998
                                                     ----------------             -----------------         ------------------
                                                       (UNAUDITED)                                              (UNAUDITED)
ASSETS
Current Assets
   Cash and cash equivalents......................      $         161                $         527               $     11,000
   Accounts receivable............................            110,980                       70,086                    121,564
   Inventories....................................            436,666                      381,022                    376,805
   Prepaid expenses and other current assets......             20,137                       18,051                     22,784
                                                          -----------                   ----------                -----------
Total current assets..............................            567,944                      469,686                    532,153

Property, Plant and Equipment, net................            791,198                      776,939                    746,200

Other Assets
   Deferred financing fees........................             20,100                       21,102                     21,875
   Prepaid pension and other assets...............             55,628                       52,257                     46,666
   Goodwill.......................................             69,890                       71,227                     36,517
                                                          -----------                  -----------                -----------
                                                           $1,504,760                   $1,391,211                 $1,383,411
                                                          ===========                  ===========                ===========


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
   Senior Credit Facility.........................        $   154,181                  $    60,400                $    20,432
   Current portion of long-term debt..............                  -                            -                     38,227
   Accrued interest payable.......................             24,228                        4,777                     26,495
   Trade accounts payable.........................             57,611                       85,908                     67,367
   Other accounts payable and
       accrued liabilities........................            145,993                      140,423                    153,152
                                                           ----------                   ----------                 ----------
Total current liabilities.........................            382,013                      291,508                    305,673

Long-Term Debt....................................          1,275,000                    1,275,000                  1,275,000

Noncurrent Liabilities
   Deferred income taxes..........................            270,848                      236,328                    219,999
   Other liabilities..............................             70,678                       75,827                     79,587
                                                           ----------                   ----------                 ----------
Total noncurrent liabilities......................            341,526                      312,155                    299,586

Stockholders' Equity (Deficit)....................           (493,779)                    (487,452)                  (496,848)
                                                           ----------                   ----------                 ----------
                                                           $1,504,760                   $1,391,211                 $1,383,411
                                                           ==========                   ==========                 ==========

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